SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported)  February 25, 1997
                                                  -----------------

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION
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             (Exact name of registrant as specified in its charter)

     Nevada                     No. 0-14905                  13-3130236
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(State or other                (Commission                (I.R.S. Employer
jurisdiction of                File Number)               Identification No.)
incorporation
or organization)

444 MADISON AVENUE, SUITE 3203, NEW YORK, NEW YORK      10022
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  (Address of principal executive offices)              (Zip Code)

                                  (212)688-3333
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              (Registrant's telephone number, including area code)


      -------------------------------------------------------------------
           (Former name or former address if changed from last report)

Item 2.           Acquisition or Disposition of Assets

         On February 25, 1997, the Registrant sold all of the issued and outstanding shares of common stock of its wholly-owned subsidiaries, American International Petroleum Corporation of Colombia ("AIPCC") and Pan American International Petroleum Corporation ("PAIPC") (the "Purchased Shares") in an arms length transaction to Mercantile International Petroleum Inc. ("MIP").

         (i) The assets of AIPCC and PAIPC consisted of oil and gas properties and equipment in South America with an aggregate net book value of approximately $17.9 million.

         (ii)     The total  aggregate  purchase  price  payable  by MIP for the
                  Purchased Shares was valued at up to approximately $20.2 million, determined as follows:

                  (a) Cash payments of approximately $3.9 million, of which approximately $2.2 million was paid simultaneously with the closing to retire Registrant's 12% Secured Debentures due December 31, 1997, which were secured by the Registrant's shares of AIPCC.
                  (b) Assumption of AIPCC and PAIPC debt of an aggregate amount of $634,000.
                  (c) 4,384,375 shares of MIP Common Stock with a trading price of approximately $2.00 on the date the parties agreed in principle to the sale.
                  (d) A two-year $3 million 5% exchangeable subordinated debenture of AIPCC, exchangeable into shares of common stock of MIP on the basis of $3 principal amount of such debenture for one share of MIP on or after February 25, 1998; or Registrant may demand payment on that date of $1.5 million of the principal balance thereof in cash.
                  (e) A $1.4 million "performance earn-out" from future production in Colombia, plus interest at 8% per annum.
                  (f) Up to $2.5 million (reduced proportionately to the extent the Net Operating Loss and Deferred Cost Deductions accrued by AIPCC through December 31, 1996 ("Accrued Tax Benefit Deductions") is less than $50 million but more than $20 million) payable from 25% of AIPCC's future tax savings related to any Accrued Tax Benefit Deductions available to AIPCC on future tax filings in Colombia.

         (iii) As a result of this disposition, the Registrant now owns approximately 11.3% of MIP's outstanding share capital on a fully-diluted basis (47,720,867 shares). MIP is traded in U.S. Dollars on the Toronto

                  Stock Exchange under the symbol MPT.U. On March 6, 1997, the closing price of MIP's common stock was $1.95 per share.

         (iv) The Registrant intends to utilize the proceeds to repay certain debts, expand its refinery and for general corporate use.

Item 7.           Financial Statements, Pro-forma Financial Information and
                  Exhibits

         Exhibits:

         Exhibit No.                                       Description
         -----------                                       -----------

         99.1 Share Purchase Agreement dated February 25, 1997, among the Registrant, AIPCC, PAIPC and MIP.

         99.2                       $3   million  5%   exchangeable   debenture,
                                    granted  by  AIPCC  to the  Registrant,  due
                                    February 25, 1999.

         99.3 Pledge Agreement dated February 25, 1997 among the Registrant, MIP and MG Trade Finance Corp.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    March 12, 1997


                                AMERICAN INTERNATIONAL
                                PETROLEUM CORPORATION



                                By: /s/ Denis J. Fitzpatrick
                                   --------------------------------
                                         Denis J. Fitzpatrick
                                         Chief Financial Officer


                                  EXHIBIT INDEX


EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------

99.1 Share Purchase Agreement dated February 25, 1997, among the Registrant, AIPCC, PAIPC and MIP.

99.2                                $3   million  5%   exchangeable   debenture,
                                    granted  by  AIPCC  to the  Registrant,  due
                                    February 25, 1999.

99.3 Pledge Agreement dated February 25, 1997 among the Registrant, MIP and MG Trade Finance Corp.